Code of Ethics & Standards of Personal Conduct Amended by the Board of Directors on January 28, 2025

2 Washington Trust Colleague: Our company was founded, and has operated for more than two centuries, on the core values of quality, integrity and community. Our success and exceptional reputation are due to the dedication of our employees, who embody the spirit and values of our company through their daily interactions with customers, vendors, shareholders, the community, and fellow employees. We expect our employees and directors to conduct business in accordance with the letter, spirit, and intent of all relevant laws and refrain from any illegal, dishonest, or unethical behavior. This Code of Ethics and Standards of Personal Conduct has been developed to serve as your guide and to help you understand your rights and responsibilities as a member of the Washington Trust team. We are committed to fostering an environment where everyone feels welcome and able to share open and honest communications. If you encounter any behaviors or actions which you suspect may be unethical, illegal, or in violation of this policy, other Washington Trust policies and procedures, or applicable laws, rules, or regulations, we ask you to act immediately. Employees may act without fear of reprisal, by taking one of the following actions:  For questions, concerns or advice on ethics-related issues or to make a confidential report of actual, suspected or potential violations, please contact Kristen DiSanto, Senior Executive Vice President, Chief Human Resources Officer and Corporate Secretary or Scott Ostrowski, Senior Vice President and Chief Audit Executive.  You may also make an anonymous report, through our independent third-party Ethics Hotline, 24 hours a day, seven days a week, at www.washtrust.ethicspoint.com or (833) 609-5044. Washington Trust is a special place and I appreciate your commitment to upholding our values. By working together, we can continue to make Washington Trust one of the best places to work! Edward O. Handy III Chairman and Chief Executive Officer A Message From Our Chairman and Chief Executive Officer

3 Table of Contents A Message From Our Chairman and Chief Executive Officer ................................................................................................. 2 About Our Code of Ethics and Standards of Personal Conduct .............................................................................................. 4 Reporting and Policy Administration ...................................................................................................................................... 5 How to Make a Report ........................................................................................................................................................ 5 Policy Administration .......................................................................................................................................................... 5 Policy Standards ...................................................................................................................................................................... 7 Conflicts of Interest ............................................................................................................................................................. 7 Corporate Opportunities ..................................................................................................................................................... 8 Compliance with Laws, Rules and Regulations ................................................................................................................... 8 Insider Trading .................................................................................................................................................................... 8 Protection of Confidential or Proprietary Information ..................................................................................................... 10 Accuracy of Records .......................................................................................................................................................... 10 Public Statements and Quality of Public Disclosures ........................................................................................................ 11 Protection and Proper Use of Corporation Assets and Technology ................................................................................. 12 Protected Disclosures ....................................................................................................................................................... 12 Investments ....................................................................................................................................................................... 13 Receipt of Gifts or Personal Benefits ................................................................................................................................ 13 Outside Employment and Activities .................................................................................................................................. 14 Political Contributions ....................................................................................................................................................... 15 Recommendations to Customers...................................................................................................................................... 15 Financial Responsibility ..................................................................................................................................................... 15

4 Our reputation and continued success are dependent upon the conduct of our directors, executive officers and employees. Each of us is a custodian of Washington Trust’s good name and has a personal responsibility to ensure that our conduct protects and promotes both the letter of this Code of Ethics and Standards of Personal Conduct (also referred to herein as the “Code of Ethics”, “Code” and this “Policy”) and its spirit of ethical conduct. Your adherence to these principles is fundamental to Washington Trust’s future success. The Code of Ethics is intrinsically tied to our Corporate Values: Quality Integrity Community We provide the highest level of quality in everything we do We operate with the highest degree of integrity in serving our constituents We will enhance the quality of life in the communities we serve The primary accountability and responsibility for this Policy rests with each individual director, executive officer and employee. Every one of us is required to act proactively by asking questions, seeking guidance and reporting suspected violations of this Policy, other Washington Trust policies and procedures, or any applicable government law, rule or regulation. What is our Code of Ethics? This Policy establishes the standards of ethical business behavior and personal conduct. The purpose of this Policy is to safeguard the Corporation’s tradition of strong moral, ethical, and social standards of conduct. Who does this Policy apply to? This Policy applies to all directors, executive officers and employees (collectively “colleagues”) of Washington Trust Bancorp, Inc. (the “Bancorp”) and all subsidiaries and affiliates (including The Washington Trust Company, Washington Trust Advisors, Inc., Washington Trust Mortgage Company LLC and Delaware River Investment Corporation), which together are referred to as the “Corporation” and “Washington Trust” herein. Your Responsibilities  Review the Code of Ethics. Familiarize yourself with your responsibilities under the Policy.  Act ethically. Always use good judgement and adhere to the letter and spirit of the law and all policies.  Share your questions and concerns. Seek guidance at any time when you have a question or need advice.  Speak up. If you suspect a violation of this Policy, other Washington Trust policies and procedures, or any applicable government law, rule or regulation, it is your duty to report that without delay. Supervisor’s Responsibilities  Be a role model. Set a good example for others and demonstrate our values through your actions.  Build a culture of integrity and cooperation. Encourage employees to review our Code of Ethics and help them understand their responsibilities.  Listen and offer guidance. Be available and listen when employees come to you with questions or concerns.  Get advice. If you are unsure how to respond to a situation or questions, seek guidance.  Speak up. If you suspect a violation of this Policy, other Washington Trust policies and procedures, or any applicable government law, rule or regulation, it is your duty to report that without delay. This Policy will not contain the answer to every situation you may encounter or every concern you may have about conducting the Corporation’s business ethically and legally. In these situations, or if you otherwise have questions or concerns about this Policy, we encourage you to speak with the Chief Human Resources Officer. The Corporation’s directors, executive officers and employees generally have other legal and contractual obligations to the Corporation. This Policy is not intended to reduce or limit the other obligations that you may have to the Corporation. All amendments to this Policy must be approved by the Board of Directors or a committee thereof. About Our Code of Ethics and Standards of Personal Conduct

5 If you believe that violations have taken place, may be taking place, or may be about to take place, you are required to bring the matter to the attention of the Corporation without delay. How to Make a Report Speak with your supervisor or division manager. Share your concern with your supervisor or division manager first, if possible. Often, he or she will be able to offer guidance and answer any questions. Report it to another internal resource. If you’re not comfortable discussing the situation with your supervisor or division manager, you can make a confidential inquiry or report to any of the following: Chief Human Resources Officer: By Mail: 8 Union Street, Westerly, RI 02891 Phone: (401) 348-1204 Email: kldisanto@washtrust.com Chief Audit Executive: By Mail: 23 Broad Street, Westerly, RI 02891 Phone: (401) 348-1203 Email: csostrowski@washtrust.com Chairperson of the Audit Committee of the Board of Directors: By Mail: Attention: Audit Committee Chairperson P.O. Box 417, Westerly, RI 02891-9940 Contact the Ethics Hotline. The Ethics Hotline is another resource for you to raise concerns. The Ethics Hotline is operated by an independent third-party provider, and is available 24 hours a day, 7 days a week. You can choose to provide your contact information or make a report anonymously. Online: www.washtrust.ethicspoint.com Phone: (833) 609-5044 Mobile Device: www.washtrustmobile.ethicspoint.com Policy Administration It is the policy of the Corporation to investigate any possible or apparent infraction of this Policy and, when appropriate, to impose and enforce appropriate disciplinary measures, which will be determined in the Corporation’s sole discretion and may include, but are not limited to, counseling; oral or written reprimands; warnings; probation or suspension with or without pay; demotions; reductions in salary and/or other compensation; termination of employment or service; and restitution. The Chief Human Resources Officer will immediately inform the Chief Audit Executive, the Chairman of the Bancorp and the Chairperson of the Audit Committee of any reported matters involving accounting, internal controls, auditing or securities law. The Chairperson of the Audit Committee shall report such matter promptly to the full Audit Committee. Reporting and Policy Administration

6 The Corporation expressly forbids any retaliation against any colleague who, acting in good faith on the basis of a reasonable belief, reports suspected misconduct or violations under this Policy. Specifically, the Corporation will not discharge, demote, suspend, threaten, harass or in any other manner discriminate against, such a colleague in the terms and conditions of his or her employment for making a good faith report. Any person who participates in any such retaliation is subject to disciplinary action, including termination. Please see the Corporation’s Employment Handbook. No waiver of any provisions of this Policy for the benefit of a director or an executive officer shall be effective unless (i) approved by the Board of Directors or, if permitted, a committee thereof, and (ii) if applicable, such waiver is promptly disclosed to the Bancorp’s shareholders in accordance with applicable U.S. securities laws and/or the rules and regulations of the exchange or system on which the Bancorp’s shares are traded or quoted, as the case may be. Any waivers of the Policy for other employees may be made by the Chief Human Resources Officer, the Board of Directors or, if permitted, a committee thereof. The Chief Human Resources Officer is responsible for distributing this Policy annually to each director, executive officer and employee, as well as obtaining an Acknowledgment that the Policy has been reviewed. The Chief Human Resources Officer will report to the Audit Committee regarding any concerns raised during this annual acknowledgment process.

7 The standards in this Policy should be viewed as the minimum standards that the Corporation expects from its colleagues in the conduct of the Corporation’s business. The Corporation encourages its colleagues to refer to this Code of Ethics frequently to ensure that they are acting within both the letter and the spirit of this Policy. Conflicts of Interest Colleagues are expected to conduct their private business and personal activities in a manner that avoids actual or potential conflicts of interest with the Corporation or the Corporation’s customers. Your Responsibilities  Any transaction involving yourself or a member of your family must be conducted at arm’s length, on terms not less favorable than terms available to an unaffiliated third party under the same or similar circumstances.  You may not participate or otherwise exert influence in any customer or vendor interaction in which you have a present or a prospective financial, business, or family relationship. This includes, but is not limited to, approval, review, recommendation, account management or oversight for products, services, and functions throughout all business lines.  You may not personally transact business or process information for yourself or on accounts in which you have a direct or indirect interest, nor receive remuneration (in the form of commissions, etc.) for such business or account activity. This includes, but is not limited to, accounts owned by immediate family members (i.e., parents, siblings, children, grandchildren, including in-laws and adoptive relationships, and any other members of your household) or involving any other close personal relationship which could be construed as a conflict of interest. Transacting business includes, but is not limited to, branch transactions (e.g., cashing checks, taking deposits or payments, etc.); account opening/modifying or file maintenance; charging, modifying or waiving fees; taking, reviewing or making a decision regarding a loan or deposit application; serving as account officer, relationship manager, or trustee; or any other processing, modifications, or approvals. The prohibition on receiving remuneration may be waived for referrals of family members under temporary product promotions, provided you are adhering to all other requirements of this section.  You may not purchase assets of an estate or trust administered by the Corporation, except as approved in advance by the Audit Committee of the Board of Directors. The same restrictions that apply to you also apply to your immediate family members (i.e., parents, siblings, children, grandchildren, including in-laws and adoptive relationships, and any other members of your household) or any other close personal relationship which could be construed as a conflict of interest. Additional Responsibilities for Employees of the Wealth Management Division No employee of the Wealth Management Division shall serve independently as a fiduciary under the terms of a trust or will for a client of the Corporation unless such appointment is under the terms of a trust or will of the employee’s immediate family member. Additional Responsibilities for Directors and Executive Officers Directors and executive officers must seek determination and prior authorization/approvals of potential conflicts of interest from the Corporation, acting through the Chief Human Resources Officer. In accordance with Regulation O and SEC rules for related parties, any transaction with a director or executive officer of the Corporation requiring Board action shall be disclosed to the Board prior to any action being taken, and any such transaction not requiring Board approval shall be reported to the Board at least annually. Policy Standards A “conflict of interest” is any situation where an individual has two or more interests that are mutually incompatible or appear to be mutually incompatible. For example, a colleague (or a family member of a colleague) who has a personal financial interest in a business or venture, or who serves on the board of a nonprofit organization, that conducts business with the Corporation, may have a conflict of interest.

8 Corporate Opportunities Colleagues owe a duty to the Corporation to advance its legitimate business interests when the opportunity to do so arises. You are prohibited from:  diverting to yourself or to others any opportunities that are discovered through the use of the Corporation’s assets, property, or information or as a result of your position with the Corporation unless such opportunity has first been presented to, and rejected by, the Corporation; or  using the Corporation’s assets, property, information or your position with the Corporation for improper personal gain; or  competing with the Corporation. Compliance with Laws, Rules and Regulations Always comply, both in letter and spirit, with all applicable laws, rules and regulations. You shall not engage in any unlawful activity in conducting the Corporation’s business or in performing your day-to-day company duties, nor shall you instruct others to do so. Although colleagues are not expected to know the details of all applicable laws, rules and regulations, it is important to know enough to determine when to seek advice from appropriate personnel. Questions about compliance should be addressed to the Chief Human Resources Officer. This Policy specifically prohibits you from soliciting for yourself or for a third party (other than the Corporation itself) anything of value from anyone in return for any business, service or confidential information of the Corporation and accepting anything of value (other than bona fide salary, wages and fees referred to in 18 U.S.C. 215(c)) from anyone in connection with the business of the Corporation either before or after a transaction is discussed or consummated. Please also see the section titled Receipt of Gifts or Personal Benefits. Insider Trading It is illegal for any colleague to trade in the securities of the Bancorp while in possession of material, non-public information about the Corporation. It is also illegal for you to give material, non-public information about the Corporation to others who may trade on the basis of that information. These illegal activities are commonly referred to as “insider trading.” In order to comply with federal and state securities laws governing insider trading, the Corporation has adopted this Policy, which expressly prohibits you from engaging in insider trading. The same restrictions that apply to you also apply to your spouse, significant other, child, parent or other family member, in each case, living in the same household, and to any investment fund, trust, retirement plan, partnership, corporation or other entity over which you have the ability to influence or direct investment decisions concerning securities. You are responsible for ensuring compliance with this Policy by all such persons affiliated with you. What is considered “material” information? Information about the Corporation is “material” if it could reasonably be expected to affect the investment or voting decisions of a shareholder or investor, or if the disclosure of the information could reasonably be expected to significantly alter the total mix of the information in the marketplace about the Corporation. In simple terms, material information is any type of information that could reasonably be expected to affect the market price of the Bancorp’s securities. Both positive and negative information may be material. The Securities and Exchange Commission (the “SEC”) has stated that there is no fixed quantitative threshold amount for determining materiality, and that even very small quantitative changes can be qualitatively material if they would result in a All colleagues are expected to conduct business in compliance with both the letter and the spirit of applicable laws, rules and regulations in the cities, states and countries in which the Corporation operates. Insider trading involves trading in securities while in possession of material, non-public information or sharing such information with others who may trade on the basis of that information. Insider trading is illegal and expressly prohibited under this Policy.

9 movement in the price of the Bancorp’s securities. While it is not possible to identify all information that would be deemed “material,” the following items are types of information that should be reviewed carefully to determine whether they are material:  projections of future earnings or losses, or other earnings guidance;  earnings or revenues that are inconsistent with the consensus expectations of the investment community;  potential restatements of the Bancorp’s financial statements, changes in auditors or auditor notification that the Bancorp may no longer rely on an auditor’s audit report;  pending or proposed mergers, acquisitions, tender offers, joint ventures or dispositions of significant assets;  changes in management or the Board of Directors;  actual or threatened litigation or governmental investigations or major developments in such matters;  developments regarding products, customers, suppliers, orders, contracts or financing sources (e.g., the acquisition or loss of a contract);  changes in dividend policy, declarations of stock splits, or public or private sales of additional securities;  potential defaults under the Corporation’s credit agreements or indentures, or the existence of material liquidity deficiencies; and  bankruptcies or receiverships. When is information considered ”non-public”? Material information is “non-public” if it has not been disseminated in a manner making it available to investors generally. To show that information is public, it is necessary to point to some fact that establishes that the information has become publicly available, such as the filing of a report with the SEC, the distribution of a press release through a widely disseminated news or wire service, or by other means that are reasonably designed to provide broad public access. Before a person who possesses material, non-public information can trade, there also must be adequate time for the market as a whole to absorb the information that has been disclosed. For the purposes of this Policy, information will be considered public after the close of trading on the second full trading day following the public release of the material, non-public information. What should I do if I am aware of material non-public information about the Corporation? When you know material, non-public information about the Corporation, you, your spouse or partner, members of your immediate family living in your household, and any trust, partnership or other entity in which you have direct or indirect investment power or authority, generally are prohibited from the following activities:  trading in the Bancorp’s securities, which includes common stock, options to purchase common stock, any other type of securities that the Bancorp may issue (such as preferred stock, convertible debentures, warrants, exchange-traded options or other derivative securities), and any derivative securities that provide the economic equivalent of ownership of any of the Bancorp’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Bancorp’s securities;  having others trade for you in the Bancorp’s securities;  giving trading advice of any kind about the Bancorp (except that you should, when appropriate, advise others not to trade if doing so might violate the law or this Policy); and  disclosing material, non-public information about the Corporation to anyone else who might then trade, or recommending to anyone that they purchase or sell the Bancorp’s securities when you are aware of material, non-public information (these practices are known as “tipping”). These prohibitions continue whenever and for as long as you know material, non-public information. Remember, anyone scrutinizing your transactions will be doing so after the fact, with the benefit of hindsight. As a practical matter, before engaging in any transaction, you should carefully consider how enforcement authorities and others might view the transaction in hindsight. In addition, it is the policy of the Corporation that no colleague who, in the course of working for the Corporation or one of its affiliates or subsidiaries, learns of any material, non-public information about any other company, may trade in that company’s securities until the information becomes public or is no longer material.

10 Penalties for violating insider trading and tipping rules can be severe and include imprisonment for up to 20 years, civil fines of up to three times the profit gained or loss avoided by the trading, and criminal fines of up to $5 million. There also may be liability to those damaged by the trading. A company and/or the supervisor of the person engaged in insider trading may be liable for a civil fine of $2 million or more, up to three times the profit gained or loss avoided as a result of the employee’s insider trading violation, as well as criminal penalties of up to $25 million, and under certain circumstances could be subject to private lawsuits. Violation of the policies set forth in this section or any federal or state insider trading laws may subject the person violating such policy or laws to disciplinary action by the Corporation up to and including termination. The Corporation reserves the right to determine, in its own discretion and on the basis of the information available to it, whether this section has been violated. The Corporation may determine that specific conduct violates this section, whether or not the conduct also violates the law. It is not necessary for the Corporation to await the filing or conclusion of a civil or criminal action against the alleged violator before taking disciplinary action. Additional Requirements for Certain Individuals who are Regularly in Possession of Material Non-Public Information The Corporation maintains Insider Trading Procedures that govern securities trading by all directors and executive officers, and certain designated employees who in the ordinary course of the performance of their duties have access to material, non-public information regarding the Corporation (collectively, “Insiders”). These Procedures, among other things, require Insiders to “pre- clear” all transactions involving Bancorp securities. Insiders will receive a copy of the Procedures at least annually. Protection of Confidential or Proprietary Information All information concerning the Corporation’s customers, prospective customers, subsidiaries, vendors or agents, or their accounts or transactions with the Corporation, including without limitation, financial, business and credit information, sensitive personal information, and non-public information regarding the Corporation’s business, finances, strategy, systems, procedures and intellectual property, is considered confidential or proprietary information. Such confidential or proprietary information must be safeguarded in accordance with applicable law as well as the Corporation’s policies and procedures. Confidential or proprietary information may only be used by colleagues for legitimate Corporation purposes. Confidential or proprietary information may not be disclosed to any person not authorized by the Corporation, including colleagues (other than as necessary in order for you to carry out your duties as a director, executive officer or employee), family members, or associates of any director, executive officer or employee. You may not disclose, distribute or use, either during or after service with the Corporation, any confidential or proprietary information, except as authorized by the Corporation; as required by applicable law, rule, or regulation; or pursuant to an applicable legal proceeding. You should avoid discussion of confidential or proprietary information in public places or in the public domain, where such information can be overheard or seen by others. Please also see the section titled Public Statements and Quality of Public Disclosures. You must return all of the Corporation’s confidential and proprietary information in your possession to the Corporation when you cease to be employed by or otherwise serve the Corporation. Accuracy of Records The integrity, reliability and accuracy in all material respects of the Corporation’s books, records and financial statements is fundamental to the Corporation’s continued and future business success. Colleagues may not:  cause the Corporation to enter into a transaction with the intent to document or record it in a deceptive or unlawful manner;  create any false or artificial documentation or book entry for any transaction entered into by the Corporation; or Financial institutions by their very nature have access to a variety of confidential or proprietary information, which includes all non-public or personal information (regardless of its source) that might be of use to competitors or harmful to the Corporation or its customers if disclosed.

11  prevent the recording of or fail to properly record any transaction entered into by the Corporation. Executive officers and employees who contribute in any way to the preparation or verification of the Corporation’s financial information or have responsibility for accounting and financial reporting matters have a responsibility to accurately record all funds, assets and transactions on the Corporation’s books and records as well as to ensure that the Corporation’s books, records and accounts are accurately maintained. Each colleague must cooperate fully with the Corporation’s accounting and internal audit departments, as well as the Corporation’s independent public accountants and counsel. Public Statements and Quality of Public Disclosures Although the Corporation has a policy of maintaining good relations with all news media and tries to accommodate media inquiries, there is much information concerning the Corporation that should not be made available to the public. This includes material, non- public information about the Corporation and confidential and/or personal, non-public information about customers, which the Corporation has a responsibility not to divulge, as well as information that may be valuable to a competitor. For these and other reasons, you should not under any circumstances provide information or discuss matters involving the Corporation with the news media, any broker-dealer, analyst, investment banker, investment advisor, institutional investment manager, investment company or shareholder, even if you are contacted directly by such persons, without the express prior authorization of the Chairman, Chief Financial Officer or Chief Marketing and Corporate Communications Officer. This restriction applies whether or not you identify yourself as associated with the Corporation. You should refer all such contact or inquiries to the Chairman, Chief Financial Officer or Chief Marketing and Corporate Communications Officer. You are prohibited from disclosing the Corporation’s confidential information, such as financial information, business plans, and customer information, in any manner or forum, including without limitation, in Internet chat rooms, bulletin boards, blogs, forums, wikis, or any social media website. It is also important to refrain from making communications that could reasonably be viewed as malicious, obscene, threatening or intimidating, that disparage customers or employees, or that might constitute harassment or bullying based on race, sex, disability, religion, or any other status protected by law. Never post any information or rumors that you know to be false about the Corporation’s employees, customers, suppliers, or competitors. The Corporation may seek to limit your participation in social media to the extent that statements or opinions could be attributed to the Corporation or be misinterpreted to represent investment or financial advice or the establishment of a client relationship. Questions regarding identification of the Corporation in connection with the use of social media for marketing or professional development purposes should be directed to the Chief Marketing and Corporate Communications Officer. The Corporation’s logo and branded materials may not be published through any social media website without the prior written consent of the Chief Marketing and Corporate Communications Officer. You may encounter information about the Corporation on the Internet that they believe is harmful or inaccurate, or other information that they believe is true or beneficial for the Corporation. Although you may have a natural tendency to deny or confirm such information, any sort of response, even if it presents accurate information, could be considered an improper disclosure and could result in legal liability. Please also see the section titled Insider Trading. Participation in online social media that is purely personal should take place on personal time, not during regular working hours. You must keep in mind that it is often quite easy to associate one who posts on a blog or social networking site with his or her employer. Anonymous communications can be traced back to the computer from which they originated, so personal blogging should be restricted to non-Corporation computers or mobile devices. If there is any potential for confusion about the source of any post, the individual making the post should include a disclaimer (for example, “The opinions expressed herein are my personal opinions and not those of my employer.”).

12 Protection and Proper Use of Corporation Assets and Technology It is the responsibility of each employee to abide by all Corporation technology policies. Information, whether on a computerized system or other media, is an asset of the Corporation. The Corporation has the right to review all information on any of its systems. Your use of the Corporation’s technology, software and equipment, including personal computers and telecommunication systems issued by the Corporation, must be consistent with your job function and applicable Corporation policies. Limited use of Corporation- licensed software and equipment for non-profit organizations is acceptable with prior written approval of the relevant department manager of the Corporation. It is illegal and against Corporation policy to make any unauthorized copies of Corporation software. You may not use official Corporation stationery, email, phones, fax or other media identifying the Corporation for improper personal gain or in personal matters where such use would imply endorsement from the Corporation. No employee may review customer (including customers who are employees) information unless such employee has a demonstrated valid business purpose. Account surfing or the casual review of customer account or other information for any non-business related purpose is prohibited. Passwords and user IDs are assigned to each user and should not be shared with or divulged to any other party, including other employees. Employees are prohibited from sending unencrypted information that contains confidential information through any Internet-based delivery mechanism including, but not limited to, e-mail and File Transfer Protocol. All employees who are authorized to transport non-public customer information or other confidential information outside of Corporation premises must take appropriate security precautions to ensure against the loss, destruction, or unauthorized access of such data. Care should be taken to protect such information from access by unauthorized individuals. Such information should be returned to Corporation premises as soon as practicable. In no event should any non-public customer information or other confidential information be stored off Corporation premises, unless specifically authorized. Protected Disclosures Nothing contained in this Policy or any other policy of the Corporation or its subsidiaries limits your ability to communicate with any federal, state or local governmental agency or commission (a “Government Agency”) or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency. In addition, nothing contained in this Policy or any other policy of the Corporation or its subsidiaries limits your ability to provide documents or other information to a Government Agency, without notice to the Corporation, or to give truthful testimony in litigation. Nothing contained in this Policy or any other policy of the Corporation or its subsidiaries limits the ability of employees to share compensation information concerning themselves or others, except that this Policy does not permit employees to disclose compensation information concerning others that employees obtain because their job responsibilities require or allow access to such information. Please see the Corporation’s Pay Transparency Nondiscrimination Policy for further information on this topic. Nothing in this Policy or any other policy of the Corporation or any of its subsidiaries is intended to infringe upon employee rights under Section 7 of the National Labor Relations Act. Pursuant to the federal Defend Trade Secrets Act of 2016, you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a Government Agency or official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Colleagues are expected to take steps to ensure that the Corporation’s assets (including, without limitation, the Corporation’s intellectual property or work product created by Corporation employees using Corporation intellectual property) are used only for legitimate business purposes. Theft, waste, misuse or carelessness treatment of the Corporation’s assets is prohibited. Any suspected incident of fraud or theft should be reported for investigation immediately.

13 Investments You may not invest, directly or indirectly, in any of the Corporation’s customers or suppliers without prior approval of the Chairman of the Bancorp, except as outlined below in this section. Investments are permitted in a company which is a customer and/or supplier of the Corporation if such company’s securities are listed on an organized exchange; the investment would amount to 5% or less of such company’s total outstanding equity; and it is otherwise evident and clear that such investments are not being made on any terms that are more favorable than those terms available to the general public, subject to the following restrictions: (1) You may not accept preferential treatment in the form of an allocation of “hot” issues by a broker, investment banker, issuer, or other seller of securities. (2) As discussed above in the section titled Insider Trading, it is illegal to trade in the securities of a company while in the possession of material, non-public information about the company. Individuals who have responsibility for making Corporation investment decisions are prohibited from in-and-out or speculative trading of Bancorp securities or any securities held for Wealth Management customers. For these purposes, in-and-out or speculative trading means trading of securities, including so-called “day trading”, unless the transactions were made in accordance with a pre-existing investment program or, in the case of securities held for a Wealth Management customer, were made at the written direction of such customer. Additional Responsibilities for Employees of the Wealth Management Division Employees of the Wealth Management division (including Washington Trust Advisors) and certain other Corporation employees who meet the definition of “employees subject to reporting” are required to provide quarterly disclosure statements for securities transactions in personally owned accounts in which the employee has the authority to direct buys and sells. The disclosure is required within ten days of hire, and for each reporting quarter thereafter. The employee subject to reporting is to complete the required form and provide detail of buys and sells incurred during that reporting period in excess of $10,000 of cumulative buys and sells. This dollar threshold exempts reporting of mutual funds and government securities. The reporting will be made in accordance with the Corporation’s Policy and Procedure for Personal Securities Transactions Reporting and Washington Trust Advisors’ Code of Ethics and Statement on Insider Trading. Such reporting will be monitored and administered by the Wealth Management Compliance Department, in accordance with such policies. Additional Responsibilities for Executive Officers Prior to becoming a partner or stakeholder in a business or economic venture (other than that of a passive investor holding a 5% interest or less), an executive officer of the Corporation must obtain the approval of the Chairman of the Bancorp and a director must notify the Chairman of the Bancorp or the Chairperson of the Audit Committee of the Board of Directors. Receipt of Gifts or Personal Benefits No colleague, nor any spouse, child or other member of the household of a colleague, is permitted to solicit, retain, or accept any of the following items from an existing or prospective Corporation customer, supplier, competitor or person doing business with the Corporation:  non-cash gifts with a market value of greater than $100 on an annual basis;  entertainment that includes services or price concessions not available to the general public;  cash, gift cards or gift certificates; or  personal benefits (i.e., any type of favor, service, loan, fee, discount or other compensation). Notwithstanding the foregoing, you may accept the following:  Gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between the parents, children or spouse of a colleague) where the circumstances make it clear that it is those relationships rather than the business of the Corporation concerned which were the motivating factors;

14  Meals, refreshments, entertainment, accommodations or travel arrangements, all of reasonable value, in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions or to foster better business relations, provided that the expense would be paid for by the Corporation as a reasonable business expense if not paid for by another party. In determining reasonable value, a general guideline is a total value that does not exceed both (i) an aggregate per person limit of $200 annually; and (ii) an aggregate per event limit of $500 to all benefiting directors, executive officers or employees. In order to be considered a bona-fide business purpose, the other party must be in attendance at the event. Further, employees and directors are prohibited from accepting meals, refreshments, entertainment, accommodations or travel arrangements extended to the spouse or other guest(s). Entertainment, accommodations or travel arrangements should not be accepted from a vendor who is participating in an active Request for Proposal (RFP) process or whose aggregate potential or actual revenue paid by the Corporation to the vendor exceeds $50,000 annually regardless of RFP status. Meals and refreshments of reasonable value are acceptable. Client events (sponsored by a vendor of the Corporation) are exempted from this rule provided that the event is offered to a group of clients and intended for educational or client networking purposes. Charitable events are also exempted from this rule, provided their value is not excessive.  Loans from other banks or financial institutions, on customary terms, except where prohibited by law;  Advertising or promotional material of reasonable value (i.e., pens, pencils, pads, key chains, calendars, etc.);  Discounts or rebates on merchandise or services that do not exceed those available to other customers;  Gifts of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, holiday or birthday (the Corporation may establish a specific dollar limit for such an occasion); or  Civic, charitable, educational, or religious organization awards for recognition of service and accomplishment (the Corporation may establish a specific dollar limit for such an occasion). If a gift, entertainment, or personal benefit does not clearly fall within the exceptions noted in this section, the recipient must either tactfully refuse, citing this Policy, or consult with the Chief Human Resources Officer; Chairman of the Bancorp; or Chairperson of the Audit Committee of the Board of Directors. Outside Employment and Activities Outside employment and activities are generally permissible if it does not interfere, compete or conflict with the Corporation’s interests or brand. Such employment and activities may not hinder in any way your ability to meet the responsibilities and demands of your work for the Corporation or conflict with or adversely affect in any way the image of the Corporation. The Corporation, acting through the Chief Human Resources Officer, will have full authority and discretion to make all determinations relating to the permissibility of outside employment and activities, and any such determination will be binding on the employee. All colleagues must notify the Chief Human Resources Officer of any new outside employment or activities as outlined below.  Executive Officers: All outside employment or activities must be approved in advance by the Chief Human Resources Officer.  Directors: All outside employment or activities must be approved in advance by the Lead Director.  All Other Employees: Any outside employment or activities that is directly or indirectly related to the financial industry, similar fields, or the Corporation’s functions and activities must be approved in advance by the Chief Human Resources Officer. All non-related outside employment and activities as well as volunteer and unpaid board positions must be reported promptly to the Chief Human Resources Officer. All colleagues must disclose all outside employment and activities each year on the Code of Ethics Acknowledgment Form, even if such outside employment has been approved through the process outlined earlier in this section. The obligations in this section are in addition to all other provisions and requirements of this Policy, including the section titled Conflicts of Interest. Outside employment and/or activities, for purposes of this Policy, means any other employment, consulting arrangement, or director/board position (for profit or not-for-profit), including self-employment.

15 Political Contributions It is the Corporation’s policy not to contribute money (in any form), property, or services to any government official, political party, political action committee, or candidate whether local, state, or federal. It follows that the Corporation is prohibited from offering or allowing the use of its facilities, equipment, and personnel in connection with any federal, state, or local election or campaign. You may, and are encouraged to, engage in any governmental, regulatory, and elective process in which you are interested. In doing so, you must act only on your own behalf and not give any representation that you represent the Corporation. Recommendations to Customers You may not recommend attorneys, accountants, insurance agents, stockbrokers, real estate agents, or similar individuals or companies to customers or others asking for the Corporation’s input, unless several names are provided without any indication of preference. Financial Responsibility You should conduct your financial affairs in a responsible manner.